Exhibit 8.1

SULLIVAN & CROMWELL LLP

125 BROAD STREET

NEW YORK, NEW YORK 10004

March 23, 2020

Bank of Montreal,

    100 King Street West,

        1 First Canadian Place,

            Toronto, Ontario,

                Canada M5X 1A1.

Ladies and Gentlemen:

We have acted as United States counsel to Bank of Montreal (the “Bank”) in connection with the offer of securities described in the Registration Statement on Form F-3 (the “Registration Statement”) filed by the Bank on the date hereof. We hereby confirm to you that our opinion is as set forth in the Registration Statement under the caption “United States Federal Income Taxation”.

We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit and the reference to us under the heading “United States Federal Income Taxation”. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP